Exhibit 99.1

Stanley Black & Decker Reports 2Q 2017 Results

New Britain, Connecticut, July 24, 2017 … Stanley Black & Decker (NYSE: SWK) today announced second quarter 2017 financial results.

•	2Q’17 Revenues Totaled $3.2 Billion, Up 10% Versus Prior Year, With Strong Organic Growth Of 7%

•	2Q’17 Operating Margin Rate Was 14.7%; Excluding M&A Related Charges, Operating Margin Rate Was 15.7%

•	2Q’17 Diluted GAAP EPS Was $1.82; Excluding M&A Related Charges, 2Q’17 Diluted EPS Was $2.01, Up 9% Versus Prior Year, Reflecting Strong Operational Performance

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Raising 2017 Full Year Diluted GAAP EPS Guidance Range To $8.05 To $8.25 (From $7.95 To $8.15); Raising Adjusted EPS Guidance Range To $7.18 To $7.38 (From $7.08 To $7.28), Due To Higher Organic Growth Expectations, A 10% - 13% Expansion Versus Prior Year

2Q’17 Key Points:

•	Net sales for the quarter were $3.2 billion, up 10% versus prior year, as positive volume (+8%) and acquisitions (+7%) more than offset divestitures (-3%), price (-1%) and currency (-1%).

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Gross margin rate for the quarter was 37.5%. Excluding charges, the gross margin rate was 38.3%, relatively flat to 2Q’16, as volume leverage and productivity were offset by price, currency and commodity inflation.

•	SG&A expenses were 22.9% of sales. Excluding charges, SG&A expenses were 22.6% of sales, relatively flat to 2Q’16, as continued tight cost management offset investments in SFS 2.0 growth initiatives.

•	Operating margin rate was 14.7%. Excluding charges, operating margin rate was 15.7%, compared to a post-merger record 15.8% rate in 2Q’16.

•	Restructuring charges for the quarter were $8.0 million. Excluding M&A related charges, restructuring charges for the quarter were $6.3 million compared to $10.2 million in 2Q’16.

Exhibit 99.1

•	Tax rate was 22.5%. Excluding charges, tax rate was 23.5% versus a rate of 25.0% in 2Q’16 due to the favorable settlement of certain income tax audits.

•	Average diluted shares outstanding for the quarter were 152.2 million versus 147.3 million a year ago, due primarily to share issuances in 4Q’16 associated with the Company’s 2013 Equity Units.

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Working capital turns for the quarter were 7.1, down 1.1 turns from prior year as a result of the recent acquisitions and divestitures. Excluding these acquisitions and divestitures, turns declined 0.3 turns versus prior year primarily due to increased working capital to support Tools & Storage outsized organic growth.

James M. Loree, President and CEO, commented, “Stanley Black & Decker continued to generate impressive results in the second quarter. Each of our businesses contributed to 7% organic revenue growth and the Company posted a strong 15.7% operating margin rate. Of particular note was the performance of Tools and Storage and Engineered Fastening, which generated organic growth of 8% and 6%, respectively, as well as Security North America, which built on the positive momentum of last quarter to deliver 4% organic growth. Both of our smaller Industrial businesses, Hydraulic Tools and Oil & Gas, also contributed with double-digit organic growth.

“Supplementing the solid organic performance, our recent acquisitions added 7 points of revenue growth. The integrations of both Newell Tools and the Craftsman brand are in full swing and on target. I am pleased with our team’s solid execution, and with our continued efforts to become known as a leading innovator, deliver top-quartile financial performance and elevate our commitment to social responsibility.”

Exhibit 99.1

2Q’17 Segment Results

($ in M)
	Sales	Profit	Charges[1]	Profit Ex- Charges[1]	Profit Rate	Profit Rate Ex- Charges[1]

Tools & Storage	$2,259	$374.3	$34.1	$408.4	16.6%	18.1%

Security	$474	$51.9	$0.7	$52.6	11.0%	11.1%

Industrial	$496	$96.4	N/A	$96.4	19.4%	19.4%

1 See Merger And Acquisition (M&A) Related Charges On Page 4

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Tools & Storage net sales increased 17% versus 2Q’16 as volume (+9%) and acquisitions (+11%) more than offset divestitures (-1%), price (-1%) and currency (-1%). Each region contributed to the 8% organic growth for the quarter with North America +9%, Europe +8%, and emerging markets +3%. Share gains in North America were aided by a healthy U.S. tool market, along with new products, including sales from the DEWALT FlexVolt system, and consistently strong commercial execution. Industrial channels within North America delivered high-single-digit growth reflecting improving market conditions and strength within MAC Tools. Europe once again delivered share gains, with another quarter of above-market organic growth enabled by new products and successful commercial actions. Organic growth within the emerging markets, led by Latin America, was driven by the continued success of our mid-price-point product releases, higher e-commerce volumes, and price. Overall Tools & Storage segment profit rate, excluding charges, was 18.1%, down from the record year ago rate of 18.8%, as benefits of volume leverage and productivity were more than offset by growth investments, price and commodity inflation.

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Security net sales decreased 12% versus 2Q’16 as volume (+1%), price (+1%) and small, bolt-on electronic security acquisitions (+2%) were more than offset by the sale of the Mechanical Security business (-14%) and currency (-2%). North America organic growth accelerated to 4% on higher installation volumes within the commercial electronic security and automatic doors businesses. Europe was flat organically as strength within the Nordics and UK was offset by anticipated and continued weakness in France. Overall

Exhibit 99.1

Security segment profit rate, excluding charges, was 11.1%, down from 12.6% last year, reflecting an approximately 120 basis point decline related to the sale of the Mechanical Security business, as well as impacts of mix and funding growth investments.

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Industrial net sales increased 7% versus 2Q’16 as volume (+9%) more than offset currency (-2%). Engineered Fastening organic revenues increased 6% as strong automotive system shipments supporting new customer platforms and volume growth within general industrial markets more than offset declines within electronics. Infrastructure organic revenues were up 19% on expanded Hydraulic Tools volumes from successful commercial actions and improved market conditions, as well as higher Oil & Gas volumes from accelerated North American pipeline project and inspection activity. Overall Industrial segment profit rate was 19.4%, as volume leverage, productivity gains and cost control resulted in a 240 basis point expansion versus the 2Q’16 rate.

2017 Outlook

Management is raising its 2017 EPS outlook to $8.05 - $8.25 from $7.95 - $8.15 on a GAAP basis and to $7.18 - $7.38 from $7.08 - $7.28 on an adjusted basis, as it expects stronger full year results attributable primarily to higher organic growth expectations. The Company is also reiterating its free cash flow conversion estimate of approximately 100%.

Donald Allan Jr., Executive Vice President and CFO, commented, “We are pleased to once again increase our 2017 guidance, which now contemplates 10% - 13% earnings per share growth. We continue to focus on operational excellence and leveraging investments to deliver strong organic growth, and successfully integrating our recent acquisitions. Strong day-to-day execution in alignment with our operating performance system, SFS 2.0, gives us confidence that we can continue to deliver top-quartile results consistent with our long-term financial objectives.

“Additionally, we remain committed to a strong investment-grade credit rating and expect that our robust free cash flow generation, along with our recent financing actions, position us to bring our credit metrics back in line by the end of 2017.”

Merger And Acquisition (“M&A”) Related Charges

Total M&A related charges in 2Q’17 were $43.0 million, primarily related to restructuring, deal and integration costs, as well as non-cash inventory step-up charges. Gross margin included $26.1 million of these charges while SG&A included

Exhibit 99.1

$8.7 million. Other, net and Restructuring included $5.6 million and $1.7 million, respectively, of these charges. In addition, an adjustment to the previously recognized gain on divestitures resulted in a $0.9 million charge within the quarter.

The Company will host a conference call with investors today, July 24, 2017, at 8:00 am ET. A slide presentation which will accompany the call will be available at www.stanleyblackanddecker.com and will remain available after the call.

You can also access the slides via the Stanley Black & Decker Investor Relations iPad & iPhone app from the Apple App Store by searching for “SWK Investor Relations.”

The call will be accessible by telephone within the U.S. at (877) 930-8285, from outside the U.S. at +1 (253) 336-8297, and via the Internet at www.stanleyblackanddecker.com. To participate, please register on the web site at least fifteen minutes prior to the call and download and install any necessary audio software. Please use the conference identification number 44653952. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or +1 (404) 537-3406 using the passcode 44653952.  The replay will also be available as a podcast within 24 hours and can be accessed on our website and via iTunes.

Stanley Black & Decker, an S&P 500 company, is a diversified global provider of hand tools, power tools and related accessories, electronic security solutions, healthcare solutions, engineered fastening systems, and more. Learn more at www.stanleyblackanddecker.com.

Exhibit 99.1

Investor Contacts:

Greg Waybright
Vice President, Investor Relations
greg.waybright@sbdinc.com
(860) 827-3833

Dennis Lange
Vice President, Investor Relations
dennis.lange@sbdinc.com
(860) 827-3833

Michelle Hards
Director, Investor Relations
michelle.hards@sbdinc.com
(860) 827-3913

Media Contacts:

Shannon Lapierre
Vice President Communications / Public Relations
shannon.lapierre@sbdinc.com
(860) 827-3575

Tim Perra
Vice President Communications
tim.perra@sbdinc.com
(860) 826-3260

Organic sales growth is defined as total sales growth less the sales of companies acquired and divested in the past twelve months and any foreign currency impacts. Operating margin is defined as sales less cost of sales and selling, general and administrative expenses. Management uses operating margin and its percentage of net sales as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Free cash flow conversion is defined as free cash flow divided by net income, excluding the gain on the sales of businesses. The normalized statement of operations and business segment information, as reconciled to GAAP on pages 12 and 13 for 2017, is considered relevant to aid analysis of the Company’s margin and earnings results aside from the material impact of the acquisition-related charges and gain on sales of businesses.

Exhibit 99.1

CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not historical, including but not limited to those regarding the Company’s ability to: (i) achieve full year 2017 diluted GAAP EPS of $8.05 - $8.25 and Adjusted EPS of $7.18 - $7.38; (ii) generate 2017 free cash flow conversion approximating 100% excluding gains on divestitures; (iii) achieve its objective of doubling the size of the Company by 2022 while expanding its margin rate; and (iv) bring its credit metric back in line by the end of 2017, (collectively, the “Results”); are “forward-looking statements” and subject to risk and uncertainty.

The Company’s ability to deliver the Results as described above is based on current expectations and involves inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. In addition to the risks, uncertainties and other factors discussed in this press release, the risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied in the forward-looking statements include, without limitation, those set forth under Item 1A Risk Factors of the Company’s Annual Report on Form 10-K and any material changes thereto set forth in any subsequent Quarterly Reports on Form 10-Q, or those contained in the Company’s other filings with the Securities and Exchange Commission, and those set forth below.

The Company’s ability to deliver the Results is dependent, or based, upon: (i) continued improved results from the Company’s Industrial Businesses; (ii) the Company’s ability to invest in product, brand and commercialization of the Craftsman brand and to successfully integrate Newell Tools while remaining focused on its diversified industrial portfolio strategy; (iii) the Company’s ability to deliver overall organic growth of approximately 4.5%; (iv) the Company’s ability to achieve incremental cost and productivity actions of approximately $0.10 per share and limit the impact of higher environmental charges included in “Other, net” to approximately negative ($0.08) per share; (v) commodity inflation combined with foreign exchange headwinds being approximately $100-105 million in 2017; (vi) core (non M&A) restructuring charges being approximately $50 million in 2017 (inclusive of the 1Q 2017 approximately $13 million pension settlement), and 2017 tax rate relatively consistent with the 2016 levels; (vii) to identify, close and integrate appropriate acquisition opportunities, within desired timeframes at reasonable cost; (viii) successful integration of existing and any newly acquired businesses and formation of new business platforms; (ix) the continued acceptance of technologies used in the Company’s products and services, including the new DEWALT FLEXVOLT™ product; (x) the Company’s ability to manage existing Sonitrol franchisee and MAC Tools relationships; (xi) the Company’s ability to minimize costs associated with any sale or discontinuance of a business or product line, including any severance, restructuring, legal or other costs; (xii) the proceeds realized with respect to any business or product line disposals; (xiii) the extent of any asset impairments with respect to any businesses or product lines that are sold or discontinued; (xiv) the success of the Company’s efforts to manage freight costs, steel and other commodity costs as well as capital expenditures; (xv) the Company’s ability to sustain or increase prices in order to, among other things, offset or mitigate the impact of steel, freight, energy, non-ferrous commodity and other commodity costs and any inflation increases and/or currency impacts; (xvi) the Company’s ability to generate free cash flow and maintain a strong debt to capital ratio; (xvii) the Company’s ability to identify and effectively execute productivity improvements and cost reductions, while minimizing any associated restructuring charges; (xviii) the Company’s ability to obtain favorable settlement of tax audits; (xix) the ability of the Company to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible; (xx) the continued ability of the Company to access credit markets under satisfactory terms; (xxi) the Company’s ability to negotiate satisfactory price and payment terms under which the Company buys and sells goods, services, materials and products; and (xxii) the Company’s ability to successfully develop, market and achieve sales from new products and services.

The Company’s ability to deliver the Results is also dependent upon: (i) the success of the Company’s marketing and sales efforts, including the ability to develop and market new and innovative products at the right price points in both existing and new markets; (ii) the ability of the Company to maintain or improve production rates in the Company’s manufacturing facilities, respond to significant changes in product demand and fulfill demand for new and existing products; (iii) the Company’s ability to continue improvements in working capital through effective management of accounts receivable and inventory levels; (iv) the ability to continue successfully managing and defending claims and litigation; (v) the success of the Company’s efforts to mitigate any adverse earnings impact resulting from, for example, increases in the cost of energy or significant Chinese Renminbi, Canadian Dollar, Euro, British Pound, Brazilian Real or other currency fluctuations; (vi) the geographic distribution of the Company’s earnings; (vii) the commitment to and success of the Stanley Fulfillment System including, core innovation, breakthrough innovation, digital and commercial excellence and functional transformation; and (viii) successful implementation with expected results of cost reduction programs.

The Company’s ability to achieve the Results will also be affected by external factors. These external factors include: challenging global geopolitical and macroeconomic environment, possibly including impact from “Brexit” or other similar actions from other EU member states; the economic environment of emerging markets, particularly Latin America, Russia, China and Turkey; pricing pressure and other changes within competitive markets; the continued consolidation of customers particularly in consumer channels; inventory management pressures on the Company’s customers; the impact the tightened credit markets may have on the Company or its customers or suppliers; the extent to which the Company has to write-off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; increasing competition; changes in laws, regulations and policies that affect the Company, including, but not limited to trade, monetary, tax and fiscal policies and laws; the timing and extent of any inflation or deflation; the impact of poor weather conditions on sales; currency exchange fluctuations; the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and the Company’s debt program; the strength of the U.S. and European economies; the extent to which world-wide markets associated with homebuilding and remodeling stabilize and rebound; the impact of events that cause or may cause disruption in the Company’s supply, manufacturing, distribution and sales networks such as war, terrorist activities, and political unrest; and recessionary or expansive trends in the economies of the world in which the Company operates. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.